EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Agios Pharmaceuticals, Inc.

EXECUTED this 6th day of August, 2013.

CELGENE EUROPEAN INVESTMENT COMPANY LLC

By:	Celgene International Sárl

	By:	/s/ Robert J. Hugin
Robert J. Hugin
Manager

CELGENE ALPINE INVESTMENT CO., LLC

By:	Celgene International Sárl

	By:	/s/ Robert J. Hugin
Robert J. Hugin
Manager

CELGENE CORPORATION

By:		/s/ Robert J. Hugin
Robert J. Hugin
Chief Executive Officer